Exhibit 3.17

SCHEDULE “C”

MEMORANDUM OF ASSOCIATION

OF

PRETIUM CANADA COMPANY

IN THE MATTER OF the Companies Act:

1.	The name of the Company is PRETIUM CANADA COMPANY.

2.	Restrictions, if any, on the objects and powers of the Company, are: None

3.	The following powers are hereby expressly conferred upon the Company:

(a)	to sell or dispose of its undertaking or a substantial part thereof;

(b)	subject to the provisions of the Act with respect to reduction of capital, to distribute any of its property in specie among its members; and

(c)	to amalgamate with any Company or other body of persons.

4.	The liability of the members is unlimited.

ARTICLES OF ASSOCIATION

OF

PRETIUM CANADA COMPANY

INTERPRETATION

1. In these Articles, unless there be something in the subject or context inconsistent therewith:

(a)	“the Act” means the Companies Act, R.S.N.S. 1989 and all amendments thereto;

(b)	“the Company” means the Company named above;

(c)	“the Office” means the registered office for the time being of the Company;

(d)	“the Register” means the register of members kept pursuant to Section 42 of the Act;

(e)	“the Registrar” means the Registrar of Joint Stock Companies for the time being;

(f)	“member” means shareholder and vice versa;

(g)	“month” means calendar month;

(h)	“proxyholder” includes an alternate proxyholder;

(i)	“reporting Company” and “reporting Issuer” shall have the meaning as set out in Section 2 of the Act;

(j)	“in writing” and “written” includes printing, lithography and other modes of representing or reproducing words in visible form;

(k)	“these Articles” and “these presents” include these Articles of Association and all amendments thereto;

(l)	“the Directors” or “the Board” means the Directors of the Company for the time being;

(m)	“Secretary” includes any person appointed to perform the duties of the Secretary temporarily;

(n)	“special resolution” has the meaning assigned by Section 87 of the Act;

(o)	words importing the singular number only include the plural number and vice versa;

(p)	words importing the masculine gender only include the feminine gender;

(q)	words importing persons include corporations.

2. The regulations appearing in Table A in the First Schedule to the Act shall not apply to the Company.

3. The Directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements made by the promoters of the Company on behalf of the Company and shall have full power to agree to any modification in the terms of any such agreement or agreements, either before or after their execution.

4. The Directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred for the formation and establishment of the Company, including the expenses of registration.

5. The business of the Company may be commenced as soon after incorporation as the Directors think fit, and notwithstanding that only part of the shares have been allotted.

SHARES

6. The capital of the Company shall consist of One Thousand (1,000) common shares without nominal or par value with power to divide the shares for the time being into several classes and/or to attach thereto respectively any preferential, common, deferred, or qualified rights, privileges or conditions, including restrictions on voting and including redemption or purchase of such shares, subject, however, to the provisions of Companies Act and amendments thereto.

6A. The Directors shall control the shares and, subject to the provisions of these Articles, may allot or otherwise dispose of them to such persons at such times, on such terms and conditions and either at a premium or at par as they think fit.

7. The Directors may pay on behalf of the Company a reasonable commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally), for any shares in the Company, or his procuring or agreeing to procure subscriptions for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

8. On the issue of shares the Company may arrange among the holders thereof differences in the calls to be paid and in the times for their payment.

9. If the whole or part of the allotment price of any shares is, by the conditions of their allotment, payable in instalments, every such instalment shall, when due, be payable to the Company by the person who is at such time the registered holder of the shares.

10. Shares may be registered in the names of joint holders not exceeding three in number.

11. The joint holders of a share shall be severally as well as jointly liable for the payment of all instalments and calls due in respect of such share. On the death of one or more joint holders of shares the survivor or survivors of them shall alone be recognized by the Company as having title to the shares.

12. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

CERTIFICATES

13. Subject to the requirements of section 50A of the Act, certificates of title to shares shall be in the following form or as near thereto as circumstances will permit, or in such other form as the Directors may from time to time approve:

(a)	Common Shares -

“This is to certify that * is the registered owner of * fully paid and non-assessable Common Shares of PRETIUM CANADA COMPANY transferable only on the books of the Company (subject to the restrictions imposed by the Articles of Association of the Company) by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized Officers and to be sealed with the seal of the Company this * day of *, 19*.

(b)	Preferred Shares:

“This is to certify that * is the registered owner of * fully paid and non-assessable Preferred Shares of PRETIUM CANADA COMPANY transferable only on the books of the Company (subject to the restrictions imposed by the Articles of Association of the Company) by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The rights, restrictions, conditions and limitations attaching to the said * Preferred Shares are set forth in full on the reverse side of this Certificate.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized Officers and to be sealed with the seat of the Company this* day of*, 19*.*

14. Certificates of title to shares shall be signed (i) by the President, a Vice-President or a Director, and (ii) by the Secretary, an Assistant Secretary or such other persons as the Directors may authorize and, If the Directors have appointed a transfer agent for the Company, (iii) by an authorized Officer of such transfer agent. The signature of the President or Vice-President and, if a transfer agent has been appointed, of the Secretary or Assistant Secretary, may be engraved, lithographed or printed upon the certificates or any one or more of them and all such certificates, when signed by the Secretary, an Assistant Secretary, such other person as the Directors authorize, or if a transfer agent has been appointed, an authorized Officer of such transfer agent, shall be valid and binding upon the Company. If the Company has appointed only one Director and Officer, share certificates may be signed by that Director and Officer alone.

15. Subject to any regulations made at any time by the Directors, each Shareholder may have title to the shares registered in his name evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in his name.

16. Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the register.

17. Any certificate that has become worn, damaged or defaced may, upon its surrender to the Directors, be cancelled and replaced by a new certificate. Any certificate that has become lost or destroyed may also be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the Directors and the furnishing to the Company of such undertakings of Indemnity as the Directors deem adequate.

18. The sum of one dollar or such other sum as the Directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any share or shares.

19. The Directors may cause one or more branch registers of members to be kept in any place or places, whether inside or outside of Nova Scotia.

CALLS

20. The Directors may from time to time make such calls as they think fit upon the Shareholders in respect of all monies unpaid on the shares held by them respectively and not made payable at fixed times by the conditions on which such shares were allotted and each Shareholder shall pay the amount of every call so made on him to the persons and at the times and places appointed by the Directors. A call may be made payable by instalments.

21. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

22. At least fourteen days’ notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

23. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for the payment thereof, the holder for the time being of the share in respect of which the call has been made or the instalment is due shall pay interest on such call or instalment at the rate of fifteen per centum per annum from the day appointed for the payment thereof up to the time of actual payment.

24. At the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Shareholder sued is entered on the register as the holder or one of the holders of the share or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Shareholder sued in pursuance of these Articles. It shall not be necessary to prove the appointment of the Directors who made such call or any other matters whatsoever and the proof of the matters stipulated shall be conclusive evidence of the debt.

25. The Directors may, If they think fit receive from any Shareholder willing to advance it all or any part of the monies due upon shares held by him beyond the sums actually called for; and upon the monies so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at such rate, not exceeding fifteen per centum per annum, as the Shareholder paying such sum in advance and the Directors agree upon, or the Directors may agree with such Shareholder that he may participate in profits upon the amount so paid or satisfied in advance.

FORFEITURE OF SHARES

28. If any Shareholder fall to pay any call or instalment on or before the day appointed for payment, the Directors may at any time thereafter while the call or instalment remains unpaid serve a notice on such Shareholder requiring him to pay the call or instalment together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

27. The notice shall name a day (not being less than fourteen days after the date of the notice) and a place or places on and at which such call or instalment and such interest and expenses are to be paid. The notice shall also state that in the event of non-payment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

28. If the requirements of any such notice are not complied with, any shares in respect of which such notice has been given may at any lime thereafter, before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

29. When any share has been so forfeited, notice of the resolution shall be given to the Shareholder in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture shall be made in the register.

30. Any share so forfeited shall be deemed the property of the Company and the Directors may sell, re-allot or otherwise dispose of it in such manner as they think fit.

31. The Directors may at any time before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

32. Any Shareholder whose shares have been forfeited shall nevertheless be liable to pay and shall forthwith pay to the Company all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon at the rate of fifteen per cent per annum from the time of the forfeiture until payment The Directors may enforce such payment If they think fit, but are under no obligation to do so.

33. A certificate in writing under the hands of one of the Directors and countersigned by the Secretary stating that a share has been duly forfeited on a specified date in pursuance of these Articles and the time when It was forfeited shall be conclusive evidence of the facts therein slated against all persons who would have been entitled to the share but for such forfeiture.

LIEN ON SHARES

34. The Company shall have a first and paramount lien upon all shares (other than fully paid shares) registered in the name of each Shareholder (whether solely or jointly with others) and upon the proceeds from the sale thereof for his debts, liabilities and other engagements, solely or jointly with any other person, to or with the Company, whether or not the period for the payment fulfilment or discharge thereof has actually arrived, and such Ben shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of any Ben of the Company on such shares.

35. For the purpose of enforcing such lien the Directors may sell the shares subject to it in such manner as they think fit; but no sale shall be made until the period for the payment fulfillment or discharge of such debts, liabilities or other engagements has arrived, and until notice in writing of the intention to sell has been given to such Shareholder, his executors or administrators and default has been made by him or them in such payment, fulfilment or discharge for seven days after such notice.

36. The net proceeds of any such safe after the payment of all costs shall be applied in or towards the satisfaction of such debts, liabilities or engagement and the residue, if any, paid to such Shareholder or his executors, administrators or assigns.

PRIVATE COMPANY STATUS

37.	Subject to Article 47A,

(1)	No transfer of prescribed securities shall be registered unless and until the Directors have by a resolution approved the transfer of such prescribed securities and the registration of the transfer and the Directors shall be under no obligation to give such approval or to give any reason for withholding the same.

(2)	The number of holders of prescribed securities of the Company exclusive of persons who are in the employment of the Company shall not exceed fifty (50) in number, two or more persons holding one or more prescribed securities jointly being counted as a single Shareholder.

(3)	The Company shall not distribute any of its prescribed securities or securities convertible into or exchangeable for prescribed securities to the public.

(4)	In sub-articles (1) and (3), “prescribed securities” means prescribed securities within the meaning of the definition of “private Company” contained in the Securities Act and “distribute” and “securities” have the meanings ascribed to those terms in the Securities Act.

VALIDITY OF SALES

38. Upon any sale after forfeiture or the enforcing of a lien in purported exercise of the powers given by these Articles the Directors may cause the purchaser’s name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the register in respect of such shares the validity of the sale shall not be Impeached by any person and the remedy of any parson aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES

39. The instrument of transfer of any share in the Company shall be signed by the transferor. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

40. The instrument of transfer of any share shall be in writing in the following form or as near thereto as circumstances will permit;

For value received I hereby sell, assign and transfer unto * shares of the Common (or Preferred) Stock represented by the within certificate, and do hereby irrevocably constitute and appoint * Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated the * day of *, 19*

In presence of:

41. The Directors may, without assigning any reason therefor, decline to register any transfer of shares not fully paid up or upon which the Company has a lien.

42. Every instrument of transfer shall be left at the office of the Company or its transfer agent where the principal or a branch register of members is maintained for registration together with the certificate of the shares to be transferred and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

43. A fee not exceeding Five Dollars ($5.00) may be charged for each transfer and shall, if required by the Directors, be paid before its registration.

44. Every instrument of transfer shall, after its registration, remain in the custody of the Company. Any instrument of transfer that the Directors decline to register shall, except in case of fraud, be returned to the person who deposited it.

45. The transfer books and register of members may be closed during such time as the Directors think fit, not exceeding in the whole thirty days in each year, notice of which shall be given by advertisement in some newspaper circulating in the district in which the registered office of the Company is situate.

TRANSMISSION OF SHARES

46. The executors or administrators of a deceased member (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such member. When a share is registered in the names of two or more joint holders, the survivor or survivors or the executors or administrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to, or interest in, such share.

47. Any person becoming entitled to shares in consequence of the death or bankruptcy of any member or in any way other than by allotment or transfer upon producing such evidence of his being entitled to act in the capacity claimed or of his title as the Directors think sufficient, may, with the consent of the Directors, (which they shall not be under any obligation to give) be registered as a member in respect of such shares, or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares. The Directors shall have the same right to refuse to register a person entitled by transmission to any shares, or his nominee, as If he were the transferee named in an ordinary transfer presented for registration.

47A. Notwithstanding anything in these Articles, if the Company has only one member (not being one of several joint holders) and that member dies, the executors or administrators of such deceased member shall be entitled to register themselves in the register of members as the holders of such deceased member’s share whereupon they shall have all the rights given by these Articles and law to members.

SHARE WARRANTS

48. The Company, with respect to fully paid-up shares, may issue under its Common Seal warrants (hereinafter called “Share Warrants”) stating that the bearer is entitled to the shares therein specified, and may provide, by coupons or otherwise, for the payment of future dividends on the shares included in such warrants.

49. The Directors may determine, and from time to time vary, the conditions upon which share warrants will be issued and, in particular, the conditions upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or upon which the bearer of a share warrant will be entitled to attend and vote at general meetings, or upon which a share warrant may be surrendered and the name of the bearer entered in the register in respect of the shares therein specified. Subject to such conditions and to these Articles the bearer of a share warrant shall be a member to the full extent. The bearer of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such warrant.

INCREASE AND REDUCTION OF CAPITAL

50. The Company may from time to time, by a resolution of Its Shareholders passed at a general meeting, increase its capital by the creation of new shares of such amount as it thinks expedient.

51. The new shares may be issued upon such terms and conditions and with such rights and privileges annexed thereto as the Company in general meeting determines or, if no direction is given, as the Directors determine, and in particular (but without limiting the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and to the assets of the Company upon distribution and with a special or without any right of voting.

52. The Company in general meeting may, before the issue of any new shares, determine that such shares or any of them, shall be offered in the first instance to all the then members or to the members of any class of Shareholders in proportion to the amount of the capital held by them, or make any other provisions as to the issue and allotment of such shares. In default of any such determination or to the extent that it does not apply, the new shares may be dealt with as if they formed part of the shares in the original capital.

53. Except so far as otherwise provided by the conditions of issue or these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

54. The Company may from time to time by special resolution reduce its share capital and any capital redemption reserve fund in any way and with and subject to any incident authorized and consent required by law.

54A. Any action proposed to be taken by the Company pursuant to Articles 50 and 51 shall, where and to the extent that subsection 12(1) of the Third Schedule to the Act applies to such action, be subject to the additional approvals required by that subsection and those Articles shall not apply to limit the otherwise application of that subsection.

ALTERATION OF CAPITAL

55. The Company may from time to time in general meeting consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

56. The Company may from time to time in general meeting convert all or any of its paid-up shares into stock and re-convert that stock into paid-up shares of any denomination.

57. The Company may from time to time by special resolution subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived. The special resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over, or as compared with, the others or other.

58. The Company may from time to time in general meeting exchange shares of one denomination for another.

59. The Company may from time to time in general meeting cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

60. The Company may from time to time by special resolution convert any part of its unissued share capital into preference shares redeemable or purchasable by the Company in the manner provided in the Act.

61. The Company may from time to time by special resolution provide for the issue of shares without any nominal or par value provided that, upon any such issue, a declaration executed by the Secretary of the Company must be filed with the Registrar stating the number of shares issued and the amount received therefor.

62. The Company may from time to time by special resolution convert all or any of Its previously authorized, unissued or issued, fully paid-up shares other than preferred shares, with nominal or par value into the same number of shares without any nominal or par value, and reduce, maintain or increase accordingly Its liability or any of its shares so converted; provided that the power to reduce Its liability on any of Its shares so converted may, where it results in a reduction of capital, only be exercised subject to confirmation by the courts as provided by the Act.

63. The Company may from time to time by special resolution convert all or any of its previously authorized, unissued or issued, fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value. For such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value before the conversion.

64. Subject to the provisions of the Act, from time to time in force, the Company may, If authorized by special resolution, purchase or otherwise acquire shares issued by it.

64A. Any action proposed to be taken by the Company pursuant to Articles 55 to 83 inclusive, shall, where and to the extent that subsection 12(1) of the Third Schedule to the Act applies to such action, be subject to the additional approvals required by that subsection and those Articles shall not apply to limit the otherwise application of that subsection.

65. Subject to the provisions of the Act from time to time in force, the Company may redeem or purchase any preference shares which by their provisions may be redeemed or purchased by the Company. The Directors may, subject to such provisions, determine the manner and the terms for redeeming or purchasing such preference shares and may from lime to time provide a sinking fund on such terms as they think fit for the redemption or purchase of preference shares of any class or series.

INTEREST ON SHARE CAPITAL

66. Subject to Section 56 of the Act, the Company may pay interest at a rate not exceeding six per centum (6%) per annum on share capital issued and paid up for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be operated profitably for a lengthy period of time. Such interest may be paid for such period and may be charged to capital as part of the cost of construction of the work or building or of the provision of the plant. The payment of the interest shall not operate to reduce the amount paid up on the shares in respect of which it is paid. The accounts of the Company shall show fully particulars of the payment during the period to which the accounts relate.

CLASSES OF SHARES

67.

(1)       Subject to the provisions of the Company’s Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing shares, any shares may be issued with such preferred, deferred or other special rights, or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company from time to time may determine by special resolution.

(2)       Any preference shares may with the sanction of a special resolution of the Company be issued on the terms that they are, at the option of the Company, liable to be redeemed or purchased by the Company.

(3)       Any action proposed to be taken by the Company pursuant to this Article shall, where and to the extent that subsection 12(1) of the Third Schedule to the Act applies to such action, be subject to the additional approvals required by that subsection and this Article shall not apply to limit the otherwise application of that subsection.

MODIFICATION OF RIGHTS OF SHAREHOLDERS

68.	(1) If at any time the share capital of the Company, by reason of the issue of preference shares or otherwise, is divided into different classes of shares, in pursuance of the provisions of the next preceding Article or otherwise, all or any of the rights and privileges attached to any such class may, subject to such additional approvals required by subsection 12(1) of the Third Schedule to the Act be modified, altered, varied, affected, commuted, abrogated or otherwise dealt with by a resolution passed and confirmed by at least three-fourths in number of the issued shares of the class in the same manner as a special resolution at extraordinary general meetings of the holders of shares of that class, and all the provisions hereinafter contained as to general meetings shall, mutatis mutandis, apply to every such meeting, but so that the quorum thereof shall be members holding, or representing by proxy one-fifth in number of the issued shares of the class.

(2)	This Article is not by implication to curtail the power of modification which the Company would have if this Article were omitted.

SURRENDER OF SHARES

69. The Directors may accept the surrender of any share by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.

BORROWING POWERS

70.	The Directors on behalf of the Company may from lime to time in their discretion:

(a)	raise or borrow money for the purpose of the Company or any of them;

(b)	secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company’s real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

(c)	sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid;

(d)	pledge debentures as security for loans.

71. Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

72. Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment or shares, attending and voting at general meetings of the Company, appointment of Directors and other matters.

MEETINGS

73. Ordinary general meetings shall be held at least once in every calendar year at such time and place as may be determined by the Directors and not later than fifteen months after the preceding ordinary general meeting. All other meetings of the Company shall be called special general meetings.

74. The Directors may, whenever they think fit, convene a special general meeting and they shall, on the requisition of members of the Company holding not less than five percent of the shares of the Company carrying the right to vote at the meeting sought to be held, forthwith proceed to convene a special general meeting of the Company to be held at such time and place as may be determined by the Directors.

75. The requisition shall state the objects of the meeting requested, be signed by the members making it and deposited at the registered office of the Company. It may consist of several documents in like form each signed by one or more of the requisitionists.

76. If the Directors do not proceed to cause a meeting to be held within thirty days from the date that the requisition is so deposited, the requisitionists, or a majority of them in value, may themselves convene a meeting, provided it is held within ninety days after the date of the deposit of the requisition.

77. If at any such meeting a resolution requiring confirmation at another meeting is passed, the Directors shall forthwith convene a further special general meeting for the purpose of considering such resolution and, if thought fit of confirming ft as a special resolution; and if the Directors do not convene the meeting within seven days from the date of the passing of the first resolution, the requisitionists, or a majority of them in value, may themselves convene the meeting.

78. Such meetings shall be convened as nearly as possible as meetings are to be convened by the Directors.

79. At least seven clear days’ notice of every general meeting, except in the case of general meetings where subsection 12(1) or (2) of the Third Schedule to the Act applies, then at least twenty-one clear days’ notice shall be given, specifying the place, day and hour of the meeting and, in the case of special business, the general nature of such business, shall be given to the members entitled to be present at such meeting, either by advertisement or by notice sent by post or otherwise served as hereinafter provided; and, with the consent in writing of all the members, entitled to vote at such meeting, a meeting may be convened by a shorter notice and in any manner they think fit or if all the members are present at a meeting, either in person or by proxy, notice of the lime, place and purpose of the meeting may be waived.

80. When it is proposed to pass a special resolution, the two meetings may be convened by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.

81. The accidental omission to give any such notice to any of the members or the failure of any Shareholder to receive such notice shall not invalidate any resolution passed at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

82. The business of any ordinary general meeting shall be to receive and consider the financial statements of the Company, the reports of the Directors and of the Auditors, if any, to elect Directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

83. Two members (where there is more than one member) personally present or represented by proxy and entitled to vote shall be a quorum for a general meeting, provided that a corporation which is a member of the Company and which has duty appointed a representative under the provisions of the Act who is personally present at the meeting, shall for the purposes of this clause be considered as if personally present thereat.

84. No business shall be transacted at any general meeting unless the quorum requisite is present at the commencement of the business.

85. Where the Company has only one Director the business affairs of the Company shall be managed by such Director and all business which may be transacted at a meeting or the Board of Directors shall be transacted by such Director in the manner provided for in Article 136.

86. The Chairman of the Board shall be entitled to take the chair at every general meeting or, if there be no Chairman of the Board, or if he is not present within fifteen minutes after the time appointed for holding the meeting, the President or, failing him, a Vice-President shall be entitled to take the chair. If the Chairman, the President or a Vice-President Is not present within fifteen minutes after the time appointed for holding the meeting, the members present entitled to vote at the meeting shall choose another Director as Chairman and, if no Director is present or if all the Directors present decline to take the chair, then the members present entitled to vote shall choose one of their number to be the Chairman.

87. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if it is convened pursuant to a requisition under Articles 74-78, shall be dissolved; If it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at such adjourned meeting a quorum is not present, those members entitled to vote who are present shall be a quorum and may transact the business for which the meeting was called.

88. At any general meeting a resolution put to the meeting shall be decided by a show of hands, unless a poll is, (before or on the declaration of the result of the show of hands)

demanded by the Chairman or by a member, or by a proxyholder and unless a poll is so demanded a declaration by the Chairman that a resolution has been earned, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry lo that effect in the book of proceedings of the Company shall be conclusive evidence or the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

89. When a poll is demanded, it shall be taken in such manner at such time and place as the Chairman of the meeting directs, and either at once or after an interval or adjournment or otherwise. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the Chairman and such determination made in good faith shall be final and conclusive.

90. When there is an equality of votes, either on a show of hands or on a poll, the Chairman shall have a casting vote in addition to 1he vote or votes that he has as a member.

91. The Chairman of a general meeting may, with the consent of a majority of the members present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

92. Any poll demanded on the election of a Chairman of a meeting or any question of adjournment shall be taken at the meeting without adjournment.

93. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF MEMBERS

94.

(1)       Subject to the Act and the provisions applicable to any shares issued under conditions limiting or excluding the right of holders thereof to vote at general meetings, on a show of hands every member present in person and every proxyholder shall, subject to subsection 85F(2) of the Act, have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him.

(2)       Where a Corporation being a member is represented by a proxyholder who is not a member or by representative duly authorized under the Act. such proxyholder or representative shall be entitled to vote for such Corporation either on a show of hands or at a poll.

95. Any person entitled under the transmission clause to transfer any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares so long as he, at least forty-eight hours before the time of holding the meeting or adjourned meeting at which he proposes to vote, satisfies the Directors of his right to transfer such shares.

96. Where there are joint registered holders of any share, any one of such persons may vote such share at any meeting, either personally or by proxy, as if he were solely entitled to it. If more than one of such Joint holders is present at any meeting, personally or by proxy, the one whose name stands first on the register in respect of such share shall alone be entitled to vote it Several executors or administrators of a deceased member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

97. Votes may be cast either personally or by proxy or, in the case of a corporation, by a representative duly authorized under the Act.

98.

(1)       A proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if such appointor is a corporation, under its common seal or the hand of its attorney or representative authorized in the manner referred to in clause 86(1)(a) of the Act.

(2) Holders of share warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

99. A member of unsound mind in respect of whom an order has been made by any court having Jurisdiction in lunacy may vote by his guardian or other person in the nature of a guardian appointed by that court and any such guardian or other person may vote by proxy.

100. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office not less than forty-eight hours excluding Saturday and holidays before the meeting or adjourned meeting at which it is to be voted unless the Directors, by resolution, determine otherwise, but a proxy shall cease to be valid one year after its date. Notice of the requirement for depositing proxies shall be given in the notice calling the meeting.

101. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer shall have been received before the meeting, at the Office or by the Chairman of the meeting before the vote is given.

102. Every form of proxy when the Company is not a reporting issuer, whether for a specified meeting or otherwise shall, as nearly as circumstances will admit, be in the form or to the effect following; or in such other form as the Directors may from time to time determine which complies with the regulations made pursuant to the Act:

I, *, of *, in the County of *, being a member of PRETIUM CANADA COMPANY, hereby appoint * of * (or failing him * of             *, or failing him * of *) as my proxy to attend and vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the * day of * and at any adjournment thereof, or at any meeting of the Company which may be held within * months from the date thereof.

(A statement as to whether or not the proxy is solicited by or on behalf of management of the Company)

As witness my hand this * day of *, 19 *.

WITNESS:

SHAREHOLDER:

103.

(1)       Any resolution passed by the Directors, notice whereof shall be given Jo the members in the manner in which notices are hereinafter directed to be given and which shall, within one month after it has been passed, be ratified and confirmed in writing by members entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting, but this Article shall not apply to a resolution for winding up the Company, to a resolution passed in respect of any matter which by statute or these presents ought to be dealt with by a special resolution, or any action which, by virtue of subsection 12(1) of the Third Schedule to the Act, requires approval in accordance with that subsection.

(2) Where the Company has only one member, all business which the Company may transact at annual or special meetings of members shall be transacted in the manner specified in Article 85.

RESOLUTION(S) OF SHAREHOLDER(S)

104. Notwithstanding anything contained in these Articles, all business which the Company may transact at an annual or special meeting of Shareholders may be transacted by resolution, including special resolution, in writing signed by all the Shareholder(s) and shall be as valid as If It were passed at a meeting and satisfied all the requirements of the Act and these Articles.

DIRECTOR QUALIFICATION

105. A Director shall not be required to hold any shares in the Company.

DIRECTORS

106. Unless otherwise determined by general meeting, the number of Directors shall not be more than ten.

107. Notwithstanding anything herein contained the subscribers to the Memorandum of Association of the Company shall be the first Directors of the Company.

108. The Directors shall have power at any time from time to time to appoint any other person as a Director so long as the total number of Directors does not at any time exceed the maximum number permitted. No such appointment shall be effective unless two-thirds of the Directors concur in it.

109. A Director may retire from office upon giving to the Company one month’s notice in writing of his intention so to do. Such resignation shall lake effect upon the expiration of such notice or its earlier acceptance.

110. The Directors shall be paid out of the funds of the Company as remuneration for their service, such sums, if any, as the Company in general meeting may determine and such remuneration shall be divided among them in such proportions and manners as the Directors determine. The Directors may also be paid their reasonable travelling, hotel and other expenses incurred in attending board meetings and the execution of their duties as Directors.

111. The continuing Directors may act notwithstanding any vacancy in their body, but if the number falls below the minimum permitted, the Directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

112. A Director may, in conjunction with the office of Director, and on such terms as to remuneration and otherwise as the Directors arrange or determine, hold any other office or place of profit under the Company or under any Company in which this Company is a Shareholder or is otherwise interested.

113. The office of a Director shall ipso facto be vacated:

(a)	If he becomes bankrupt makes an authorized assignment suspends payment or compounds with his creditors; or

(b)	If he is found a lunatic or becomes of unsound mind; or

(c)	If he ceases to hold the number of shares required to qualify him for office or does not acquire them within three months after his ejection or appointment; or

(d)	if by notice in writing lo the Company he resigns his office; or

(e)	if he is removed by special resolution as provided in Article 118.

114. No Director shall be disqualified by his office from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall arty such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any Director is in any way interested, either directly or indirectly, be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established. However, the existence and nature of his interest must be declared by him at a meeting of the Directors of the Company. In the case of a proposed contract such Director shall declare his interest at the meeting of Directors at which the question is first taken into consideration, or if he was not then interested, at the next meeting held after he became so interested, and when he becomes interested after it is made, he shall declare his interest at the first meeting held after he becomes so interested. A general notice given to the Directors by a Director that he is a member, Shareholder or director of any specified firm or Company and is to be regarded as interested in any transaction or contract with such firm or Company shall be deemed to be a sufficient declaration under this Article and no further or other notice shall be required. No Director shall as a Director vote in respect of any contract or arrangement in which he is so interested, and if he does so vote, his vole shall not be counted. This prohibition may at any time or times be suspended or relaxed to any extent by a general meeting and shall not apply to any contract by or on behalf of the Company to give to the Directors or any of them any security for advances or by way of indemnity.

ELECTION OF DIRECTORS

115. Subject to Article 116, at tie dissolution of every annual ordinary general meeting ail the Directors shall retire from office and be succeeded by the Directors elected at such meeting. Retiring Directors shall be eligible for re-election at such meeting.

116. If at any ordinary general meeting at which an ejection of Directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring Directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

117. The Company in general meeting may from time to time increase or reduce the number of Directors and may determine or alter their qualification.

118. The Company may, by special resolution, remove any Director before the expiration of the period of office and appoint another person in his stead. The person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held office if he had not been removed.

119. Any casual vacancy occurring among the Directors may be filled by the Directors, but any person so chosen shall retain office only so long as the vacating Director would have retained it if he had continued as a Director.

RESOLUTION(S) OF DIRECTOR(S)

120. Notwithstanding anything contained in the within Articles, a resolution in writing, signed by all the Director(s), shall be as valid as if it had passed at a meeting of Directors duly called, constituted and held for that purpose.

MANAGING DIRECTOR

121. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company, either for a fixed term or without any limitation as to the period for which he is or they are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

122. A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if for any reason he ceases to hold the office of Director, he shall ipso facto, immediately cease to be a Managing Director.

123. The remuneration of a Managing Director shall from time to time be fixed by the Directors and may be by way of salary, commission, participation in profits or any combination of these modes.

124. The Directors may from time to time entrust to and confer upon the Managing Director for the time being such powers exercisable under these Articles by the Directors as they think fit, and may confer such powers for such lime, and to be exercised for such objects and purposes and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for, an or any of the powers of the Directors in that behalf; and may from time to lime revoke, withdraw, alter or vary alt or any of such powers.

PRESIDENT AND VICE-PRESIDENTS

125.	(a)	The Directors shall elect the President of the Company (who need not be a Director) and may determine the period for which he is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him from time to time by the Board.

	(b)	The Directors may also elect Vice-Presidents and determine the period for which they are to hold office. A Vice-President need not be a Director and any Vice-President shall, at the request of the President or the Board and subject to the directions of the Board, perform the duties of the President during the absence, illness or incapacity of the President.

CHAIRMAN OF THE BOARD

126. The Directors may also elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the Board may from time to time provide.

QUORUM

127. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit and may determine the quorum necessary for the transaction of business. Unless otherwise determined two Directors shall constitute a quorum if two or more Directors have been appointed.

PROCEEDINGS OF DIRECTORS

128. Meetings of Directors may be held either within or without the Province of Nova Scotia and the Directors may from time to time make arrangements relating to the time and place of holding Directors’ meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

(1)	A meeting of Directors may be herd at the close of every ordinary general meeting of the Company without notice.

(2)	Notice of every other Directors’ meeting may be delivered or mailed or telegraphed or telephoned to each Director before the meeting is to take place. Such notice shall be delivered or mailed or telegraphed or telephoned at least forty-eight hours before the time fixed for the meeting.

(3)	A meeting of Directors may be held without formal notice if all the Directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.

129. The President or any other Director may at any time, and the Secretary, upon the request of the President or any other Director, shall summon a meeting of the Directors to be held at the Registered Office of the Company. The President the Chairman of the Board or a majority of the Board may at any time summon a meeting to be held elsewhere.

130.	(1)	Questions arising at any meeting of Directors shall be decided by a majority of votes and when there is an equality of votes the Chairman of the meeting shall have a second or casting vote.

	(2)	At any meeting of Directors the Chairman shall receive and count the vole of any Director not present in person at such meeting on any question or matter arising at such meeting whenever such absent Director has indicated by telegram, letter or other writing lodged with the Chairman of such meeting the manner in which he desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat in respect of any such question or matter so mentioned in such notice any Director may give to any other Director a proxy authorizing such other Director to vote for such first named Director at such meeting, and the Chairman of such meeting, after such proxy has been lodged with him, shall receive and count any vote given in pursuance thereof notwithstanding the absence of the Director giving such proxy.

131. If no Chairman of the Board is elected, or if at any meeting of Directors he is not present within five minutes after the time appointed for holding the meeting, the President, if a Director, shall preside If the President, being a Director, is not present at such lime, a Vice-President who is also a Director shall preside. If neither the President nor a Vice-President who is also a Director is present at such time, the Directors present shall choose some one of their number to be Chairman of the meeting.

132. A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors generally.

133. The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

134. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Directors insofar as they are applicable and are not superseded by any regulations made by the Directors.

135. All acts done at any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the Directors or persons so acting, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

136. A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.

137. If any one or more of the Directors is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company or the business thereof, the Company may remunerate the Director or Directors so doing, either by a fixed sum or by a percentage of profits or otherwise. Such remuneration shall be determined by the Directors and may be either in addition to or in substitution for his share in the remuneration provided under Article 110.

REGISTERS

138. The Directors shall cause to be kept at the Company’s head office in accordance with the provisions of the Act a register of the members of the Company, a register of the bond and debenture holders of the Company and a register of its Directors. Branch registers of the members and the bond and debenture holders may be kept elsewhere, either within or without Nova Scotia, in accordance with the Act

MINUTES

139. The Directors shall cause minutes to be entered in books designated for the purpose:

(1)	of all appointments of Officers;

(2)	of the names of the Directors present at each meeting of Directors and of any committees of Directors;

(3)	of all orders made by the Directors and committees of Directors;

(4)	of all resolutions and proceedings of meetings of the Shareholders and of the Directors.

Any such minutes of any meeting of the Directors or of any committee of the Directors or of the Company, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

POWERS OF DIRECTORS

140. The management of the business of the Company shall be vested in the Directors who in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do al such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf and of these Articles and to any regulations from time to time made by the Company in general meeting; provided that no regulations so made shall invalidate any prior act of the Directors that would have been valid if such regulation had not been made.

141. Without restricting the generality of the terms of the last preceding Article and without prejudice to the powers conferred thereby, and the other powers conferred by these Articles, the Directors shall have power:

(1)	To take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;

(2)	To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

(3)	To purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

(4)	At their discretion to pay for any property, rights, or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon;

(5)	Subject to the Act, to secure the fulfilment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manners as they think fit;

(6)	To appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, Officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit and to determine their powers and duties, and fix their salaries or emoluments and to require security in such instances and to such amounts as they think fit;

(7)	To accept from any member insofar as the law permits and on such terms and conditions as may be agreed upon a surrender of his shares or any part thereof;

(8)	To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, to execute and do all such deeds and filings as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

(9)	To institute, conduct, defend, compound or abandon any legal proceedings by and against the Company or its Officers or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

(10)	To refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

(11)	To make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

(12)	To determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company’s behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

(13)	To provide from time to time for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

(14)	To invest and deal with any of the moneys of the Company not immediately required for the purposes thereof in such securities and in such manner as they think fit; and from time to time to vary or realize such investments;

(15)	Subject to the Act, to execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company’s property, present and future, as they think fit, and any such mortgages may contain a power of sale and other powers, covenants and provisions as are agreed on;

(16)	To give any Officer or other person employed by the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company, and such commission or share of profits shall be treated as part of the working expenses of the Company;

(17)	To set aside out of the profits of the Company before declaring any dividend such sums as they think proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the Directors may in their absolute discretion think conducive to the interests of the Company, and to invest the several sums set aside in such investments, other than shares of the Company, as they may think fit, and from time to time to deal with and vary such investments, and to dispose of ail or any part of them for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

(18)	From time to time to make, vary and repeal rules for the regulation of the business of the Company, its Officers and servants, the members of the Company or any section or class of them;

(19)	To enter into all such negotiations and contracts, rescind and vary aft such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;

(20)	From time to time to provide for the management of the affairs of the Company in such manner as they shall think fit.

SOLICITORS

142. The Company may employ or retain a solicitor or solicitors and such solicitor may at the request of the Board of Directors or on instructions of the Chairman of the Board, the President or the Managing Director, attend meetings of the Directors or Shareholders, whether or not he himself is a member or a Director of the Company. If such solicitor is also a Director, he may nevertheless charge for services rendered to the Company as a solicitor.

SECRETARY AND TREASURER

143. The Directors shall appoint a Secretary of the Company to keep the minutes of the Shareholders’ and Directors’ meetings and perform such other duties as may be assigned to him by the Board. The Directors may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

144. The Directors may appoint a Treasurer of the Company to carry out such duties as the Board may assign, if the Directors think it advisable, the same person may hold the offices of both Secretary and Treasurer.

THE SEAL

145. The Company shall have a common seal upon which the name of the Company shall be engraved and which shall be adopted and may be changed by resolution of the Directors. The Directors shall arrange for the safe custody or the Common Seal of the Company. The Common Seal may be affixed to any instrument in the presence of and contemporaneously with the attesting signatures of any two of the Directors, President Vice-President or Secretary. If the Company has only one Director and one person acting in the capacities of one or more Officers of the Company, the common seal may be affixed in the presence of and contemporaneously with the attesting signature of that Director and Officer. For the purpose of certifying documents or proceedings of the Company the common seal may be affixed by any of the President, Vice-President, Secretary or a Director. If the Directors think it advisable, the same person may hold the offices of the President, Vice-President, Secretary, and/or Treasurer. The Common Seal of the Company shall not be affixed to any instrument by any other parson without authorization by resolution of the Directors appointing that person for such purpose.

146. The Company may have for use at any place outside Nova Scotia to which the corporate existence and capacity of the Company extends an official seal that is a facsimile of the Common Seal of the Company with the addition on its face of the name and place where ft is to be used; and the Company may by writing under the seal of its Common Seal authorize any person to affix such official seal to any document at such place to which the Company is a party.

ONE OFFICER

147. Pursuant to Article 145 herein and in addition thereto one person may hold one or as many titles of office as the Directors may wish to determine. Any Officer does not of necessity have to be a Director or a Shareholder of the Company.

DIVIDENDS

148. Subject to the provisions of these Articles and the rights of those persons, if any, entitled to shares with special rights to dividends, the profits of the Company may be divided among the members in proportion to the amount of capital paid up on the shares held by them respectively. Where capital is paid up in advance of cads upon the footing that it will carry interest, such capital shall not whilst carrying Merest confer a right to participate in profits.

149. The Directors may from time to time declare such dividends as they deem proper upon the shares of the Company according to the rights of the members and the respective classes thereof, and may determine the dale upon which such dividend will be payable and that it will be payable to the persons registered as the holders of the shares on which it is declared at the close of business upon a specified dale. No transfer of such shares made or registered after the date so specified shall pass any right to the dividend so declared.

150. No dividends shall be payable except out of the profits of the Company and no interest shall be payable on any dividend.

151. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

152. The Directors may from time to time pay to the members such interim dividends as in their Judgment the position of the Company justifies.

153. The Directors may deduct from the dividends payable to any member all such sums of money as may be due and payable by him to the Company on account of calls, instalments or otherwise, and may apply the same in or towards satisfaction of such sums of money so due and payable.

154. The Directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

155. The Directors may retain the dividends payable upon shares in respect of which any person is under Article 47 entitled to become a member, or which any person under that clause is entitled to transfer, until such person has become a member in respect of or has duly transferred such shares.

156. Any meeting declaring a dividend may make a call on the members for such amount as the meeting fixes so long as the cad on each member does not exceed the dividend payable to him. The call shall be made payable at the same time as the dividend and the dividend may, if so arranged between the Company and the member, be set off against the call The making of a call under this Article shall be deemed to be and be business of a meeting which declares such a dividend.

157. Any meeting declaring a dividend may resolve that such dividend be paid wholly or in part by the distribution of specific assets, paid up shares, debentures, bonds or debenture stock of the Company or paid up shares, debentures, bonds, or debenture stock of any other Company, or in any one or more of such ways.

158. Any meeting may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund or in the hands of the Company and available for dividends or representing premiums received on the issue of shares and standing to the credit of share premium account, be capitalized and distributed to the Shareholders who would be entitled to receive them if distributed by way of dividend and in the same proportions, that all or any part of such capitalized fund be applied on behalf of such Shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company (which shall be distributed accordingly) or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

159. For the purpose of giving effect to any resolution under the two last preceding Articles, the Directors may settle any difficulty that may arise in regard to the distribution as they think expedient, and in particular may Issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any members upon the footing of the value so fixed or that fractions of less value than 55.00 may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Directors.

160. A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

161. Anyone of several persons registered as the Joint holder of any share may give effectual receipts for ail dividends and payments on account of dividends in respect of such share.

162. Unless otherwise determined by the Directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the member entitled, or, when there are joint holders, to the registered address of that one whose name stands first on the register for the shares jointly held. Every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent

163. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

164. All dividends unclaimed one year after having been declared may, until claimed, be invested or otherwise made use of by the Directors for the benefit of the Company.

ACCOUNTS

165. The Directors shall cause proper books of account to be kept of the sums of money received by the Company, and the matters in respect of which such receipt and expenditure takes place, and of all sales and purchases of goods by the Company, and of the assets, credits and liabilities of the Company.

166. The books of account shall be kept at the head office of the Company or at such other place or places as the Directors may direct.

167. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the Directors or a resolution of the Company in general meeting.

168. At the ordinary general meeting in every year the Directors shall lay before the Company the financial statements, report of the auditor, if any, and the report of the Directors required by subsection 121(1) of the Act.

169. The balance sheet shall be approved by the Board and shall be signed on behalf of the Board and at the Board’s discretion by two Directors of the Company or if the Company has only one Director, by that Director.

170. The Directors shall send copies of the financial statements together with copies of the auditor’s report. If any, and the report of the Directors, if applicable, to all members who hold voting securities of the Company and to all other members entitled to receive notices of general meetings of the Company at least seven days before the date or the general meeting before which they are to be presented.

AUDITORS AND AUDIT

171. The Company shall at each ordinary general meeting appoint an auditor or auditors to hold office until the next ordinary general meeting. If at any general meeting at which the appointment of an auditor or auditors is to take place no such appointment takes place, or if no ordinary general meeting is held in any year or period of years, the Directors shall appoint an auditor to hold office until next ordinary general meeting.

172. The first auditors of the Company may be appointed by the Directors at any time before the first annual general meeting and the auditors so appointed shall hold office unfit such meeting unless previously removed by a resolution of the Shareholders in general meeting, in which event the Shareholders at such meeting may appoint auditors.

173. The Directors may fill any casual vacancy fn the office of auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act

174.	(1)	A person is disqualified from being an auditor of the Company if the person is not independent of the Company, all of its affiliates, or of the Directors or Officers of the Company and its affiliates.

(2)	For the purpose of this Article

(a)	independence is a question of fact; and

(b)	a person is deemed not to be independent if the person or the person’s business partner

(i)	is a business partner, director, Officer or employee of the Company or any of its affiliates, or a business partner of any Director, Officer or employee of the Company or any of its affiliates.

(ii)	beneficially owns, directly or indirectly, or exercises control or direction over a material interest in the shares of or debt owing by the Company or any of its affiliates, or

(iii)	has bean a receiver, receiver and manager, liquidator or trustee in bankruptcy of the Company or any of its affiliates within two years of the person’s proposed appointment as auditor of the Company.

(3)	An auditor who becomes disqualified pursuant to this Article shall resign forthwith upon becoming aware of the disqualification.

175. The remuneration of the auditors shall be fixed by the Company in general meeting, or by the Directors pursuant to authorization given by the Shareholders at the annual ordinary general meeting except that the remuneration of an auditor appointed to fill a casual vacancy may be fixed by the Directors.

176.	(1)	The auditors shall conduct such audit and make such examination of the financial statements of the Company required by the Act to be placed before the members in general meeting as is necessary for the auditors to report thereon.

(2)	The auditors shall report on the financial statement in the form recommended from time to time in the Handbook of the Canadian Institute of Chartered Accountants.

177.	(1)	The members may, except where the auditor has been appointed by order of the court pursuant to the Act, by resolution passed by a majority of the votes cast at a special meeting duly called for the purpose, remove an auditor before the expiration of the auditor’s term of office and shall, by a majority of the votes cast at that meeting, appoint another auditor in his stead for the remainder of the term.

(2)	Before calling a special meeting for the purpose specified in sub-article (1) or an annual general or special meeting where the Directors are not recommending the re-appointment of the incumbent auditor, the Company shall, fifteen days or more before the mailing of the notice of the meeting, give to the auditor

(a)	written notice of the intention to call the meeting, specifying therein the date on which the notice of the meeting is proposed to be mailed; and

(b)	a copy of all material proposed to be sent to members in connection with the meeting.

(3)	An auditor has the right to make to the Company, three days or more before the mailing of the notice of the meeting, representations in writing concerning

(a)	the auditor’s proposed removal as auditor;

(b)	the appointment or election of another person to fid the office of auditor; or

(c)	the auditor’s resignation as auditor, and the Company, at its expense, shall forward with the notice of the meeting a copy of such representations to each member entitled to receive notice of the meeting.

(4)	The Company shall give notice in writing to an auditor of the auditor’s appointment forthwith after the appointment is made.

(5)	A resignation of an auditor becomes effective at the time the written resignation is sent to the Company or at the time specified in the resignation, whichever is later.

178.	(1)	Upon the demand of an auditor of the Company, the present or former Directors, Officers, employees or agents of the Company shall furnish such

(a)	information and explanations; and

(b)	access to records, documents, books, accounts and vouchers of the Company or any of its subsidiaries, as are, in the opinion of the auditor, necessary to enable the auditor to make the examination and report required under the Act and that the Directors, Officers, employees and agents are reasonably able to furnish.

(2)	Upon the demand of an auditor of the Company, the Directors of the Company shall

(a)	obtain from the present or former Directors, Officers, employees and agents of any subsidiary of the Company the information and explanations that the present or former Directors, Officers, employees and agents are reasonably able to furnish and that are, in the opinion of the auditor, necessary to enable the auditor to make the examination and report required under the Act; and

(b)	furnish the information and explanations so obtained to the auditor.

(3)	The auditor of the Company is entitled to receive notice of every meeting of members and, at the expense of the Company, to attend and be heard at the meeting on matters relating to the auditor’s duties as an auditor.

(4)	If any Director or member of the Company, whether or not the member is entitled to vote at the meeting, gives written notice not less than five days before a meeting of the Company to the auditor or former auditor of the Company, the auditor or former auditor shall attend the meeting at the expense of the Company and answer questions relating to the auditor or former auditor’s duties as auditor.

(5)	A Director or member who sends a notice referred to in subarticle (2) shall send concurrently a copy of the notice to the Company.

179. The auditor’s report shall be placed before each annual general meeting of the Company and shaft be read thereat and be open for inspection by the members present

180.	(1)	A Director or Officer of the Company shall forthwith notify all Directors and the auditor or former auditor of any error or misstatement of which the Director or Officer becomes aware in a financial statement that the auditor or former auditor has reported upon if the error or misstatement in all the circumstances appears to be significant.

(2)	Where the auditor or former auditor of the Company is notified or becomes aware of an error or misstatement in a financial statement upon which the auditor or former auditor has reported, and if in the auditor or former auditor’s opinion the error or misstatement is material, he shall inform each Director accordingly.

(3)	Where, pursuant to sub-article (2), the auditor or former auditor informs the Directors of an error or misstatement in a financial statement, the Directors shall, within a reasonable time,

(a)	prepare and issue revised financial statements; or

(b)	otherwise inform the members and any debenture holder of the Company who has demanded or been furnished with the financial statements which contain the error or misstatement.

181. If one auditor only is appointed, all the provisions herein contained relating to auditors shall apply to him.

182.	(1)	If all of the members of the Company consent thereto, the provisions of these Articles and Sections 117 and 119 to 119B of the Act regarding the appointment of auditors and duties of auditors do not apply with respect to the financial year in respect of which the consent is given.

	(2)	Sub-article (1) shall not apply if the Company is a reporting issuer or a reporting Company.

NOTICES

183. A notice may be served by the Company upon members personally or by sending it through the post in a prepaid envelope or wrapper addressed to such member at his registered place of address.

184. Members who have no registered place of address shall not be entitled to receive any notice.

185. The holder of a share warrant shall not, unless otherwise expressed therein, be entitled in respect thereof to notice of any general meeting of the Company.

186. Any notice required to be given by the Company to the members, or any of them, and not expressly provided for by these Articles, shall be sufficiently given if given by advertisement

187. Any notice given by advertisement shall be advertised twice in a paper published in the place where the head office of the Company is situated, or if no paper is published there, then in any newspapers published in the City of Hafffax, Nova Scotia.

188. All notices shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the register for such shares, and notice so given shall be sufficient notice to all the holders of such shares.

189. Any notice sent by post shall be deemed to be served on the day following that upon which the letter, envelope or wrapper containing it is posted, and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was property addressed and put into the post office with the postage prepaid thereon. A certificate in writing signed by any manager, secretary or other official of the Company that the letter, envelope or wrapper containing the notice was so addressed and posted shall be conclusive evidence thereof. The foregoing provisions of this clause shall not apply to a notice of a meeting of the Directors.

190. Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share shall be bound by every notice in respect of such share that prior to his name and address being entered on the register was duty served in the manner hereinbefore provided upon the person from whom he derived his title to such share.

191. Any notice or document so advertised or sent by post to or left at the registered address of any member in pursuance of the Articles, shall, notwithstanding that such member is then deceased and that the Company has notice of his decease, be deemed to have been served in respect of any registered shares, whether held by such deceased member solely or jointly with other parsons, until some other person is registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his heirs, executors or administrators and all persons, if any, jointly interested with him in any such share.

192. The signature to any notice given by the Company may be written or printed.

193. When a given number of days notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

INDEMNITY

194. Every Director, Manager, Secretary, Treasurer and other Officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay, all costs, losses and expenses that any such Director, Manager, Secretary, Treasurer or other Officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done by him as such Officer or servant or in any way in the discharge of his duties including travailing expenses; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims.

195. No Director or other Officer of the Company shall, in the absence of any dishonesty on his part, be liable for the acts, receipts, neglects or defaults of any other Director or Officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency [illegible] person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his office or in relation thereto.

REMINDERS

196. The Directors shall comply with the following provisions of the Act

(1)	Keep a register of members.

(2)	Keep a register of the holders of debentures.

(3)	Send notice to the Registrar of any consolidation, division, conversion or reconversion of the share capital or stock of the Company.

(4)	Send notice to the Registrar of any increase of capital.

(5)	Call a general meeting every year within the proper time: Meetings must be held not later than 15 months after the preceding general meeting.

(6)	Send to the Registrar typed or printed copies of all special resolutions.

(7)	Keep a register of Directors and Managers, send to the Registrar a copy thereof and notify him of all changes therein.

(8)	When shares are issued for a consideration other than cash, file a copy of the contract with the Registrar on or before the date on which the shares are issued.

(9)	Send to the Registrar notice of the address of the Company’s registered office and of all changes in such address.

(10)	Keep proper minutes of all general meetings and Directors’ meetings in books reserved for the purpose and kept at the Company’s registered office.

(11)	Obtain a certificate under the Corporations Registration Act as soon as business is commenced;

(12)	Send notice of recognized agent to Registrar in compliance with provisions of Corporations Registration Act.

(13)	See that the register of Shareholders is always kept up to date.

(14)	See that the register of Directors is always kept up to date.

(15)	Send notice to the Registrar of any redemption or purchase of preference shares.

197. All terms used in these Articles shall be construed to include the singular as well as the plural and the masculine, feminine or neuter genders where the context so requires.